Exhibit 99.1

[PGT LOGO OMITTED]



FOR IMMEDIATE RELEASE

            PGT Reports Fourth Quarter and Fiscal Year 2006 Results

VENICE, FL, February 21, 2007 --PGT, Inc. (Nasdaq: PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, today announced financial results for its fourth quarter and fiscal year ended December 30, 2006.

"The building industry continues to see significant deterioration in new construction as evidenced by a decline in new housing permits of 48% in the fourth quarter of 2006 versus the same period in the prior year. Comparatively, our revenues declined 22.6% in the fourth quarter of 2006 versus the same period in the prior year," said Rod Hershberger, PGT's President and Chief Executive Officer, "We have been able to offset some of this decline by gaining market share due to our superior product offering and increasing our repair and replacement business.

For the fiscal year ended 2006, we reported sales of $371.6 million, which represents an increase of 11.7% over the prior year. Excluding the $26.9 million cash payment made in connection with the repayment of a dividend to our shareholders and other non-recurring items, adjusted net income was $26.3 million, an increase of 41.4% year-over-year."

Fourth Quarter 2006 Financial Results
-------------------------------------
(See accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents.)

o Total revenues for the fourth quarter were $68.2 million, a decrease of 22.6%, versus $88.1 million for the same period in 2005. The decrease is largely due to the market conditions described above which impacted most of our product lines.
o Gross margin percentage for the fourth quarter was 28.8%, compared to 38.3% in the same quarter of 2005. Gross margins were driven down during the fourth quarter as a result of declining operating leverage due to our lower overall sales volumes and the impact of aluminum cost increases of approximately $1.3 million.
o SG&A spending decreased by $5.1 million from the prior year quarter mainly due to lower amounts accrued for performance based compensation as well as lower requirements needed for our allowance for doubtful accounts as a result of the improved aging profile of our accounts receivable.
o Fourth quarter net loss was $(2.0) million compared to $(0.9) for the same period in 2005. On an adjusted basis, fourth quarter net income (loss) was $(1.3) million versus $4.6 million in the same quarter of 2005, a decrease of $5.9 million.
o Diluted weighted average shares outstanding for the fourth quarter of 2006 were 26,994,911 compared to 15,730,112 for the same quarter last year. The higher share count was due to our IPO, which was completed in June 2006. Assuming the IPO were completed at the beginning of the respective reporting periods, the pro forma diluted weighted average shares outstanding for the fourth quarters of 2006 and 2005 were 26,994,911 and 27,677,303, respectively.
o Net loss per diluted share for the fourth quarter was $(0.07) compared to $(0.05) for the comparable period of 2005. On an adjusted basis, net income (loss) per pro forma diluted share was $(0.05), compared to $0.17 for the prior year period.
o EBITDA for the fourth quarter was $4.6 million versus $6.4 million for the comparable period of 2005. On an adjusted basis, EBITDA for the fourth quarter was $5.8 million versus $15.2 million for the comparable period of 2005, a decrease of $9.4 million.

Year-to-Date 2006 Financial Results
-----------------------------------
(See accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents.)

o Total sales for 2006 were $371.6 million, an increase of 11.7%, versus $332.8 million in 2005. This growth was largely due to increased sales volume of our WinGuard(R) branded impact-resistant products, up 29.5% year over year.
o Gross margin percentage for 2006 was 38.1% compared to 37.1% in 2005. The primary drivers of gross margin expansion include an increase in sales of our WinGuard impact-resistant products, which carry a higher margin than our other products, as well as overall higher prices and improved manufacturing efficiencies.
o SG&A spending as a percentage of sales decreased by approximately 1.6% points from the prior year as we leveraged these costs against increasing sales despite increased investment in targeted marketing expenditures, higher distribution costs related to our sales growth, as well as incremental costs associated with being a public company.
o Net loss for 2006 was $(1.0) million compared to net income of $7.9 million in 2005. The decrease was largely due to the $26.9 million cash payment to option holders made in connection with the payment of a dividend to our shareholders.
o Diluted weighted average shares outstanding for 2006 were 21,203,793, compared to 17,298,669 for 2005. The higher share count was due to the company's IPO, which was completed in June 2006. Assuming the IPO were completed at the beginning of the respective reporting periods, the pro forma diluted weighted average shares outstanding for 2006 and 2005 would have been 28,092,060 and 27,445,727, respectively.
o EBITDA for 2006 was $43.3 million, compared to $41.2 million for 2005. EBITDA was negatively impacted by the $26.9 million payment to option holders in 2006. On an adjusted basis, EBITDA for 2006 was $72.7 million, an increase of 24.6%, versus $58.4 million for 2005.

Commenting on the fourth quarter results, Jeff Jackson, PGT's Chief Financial Officer, said, "Our overall lower sales volume resulted in declining operating leverage for the fourth quarter. We decreased our operating expenses, and we have slowed the production output of our plants to reflect the current sales level. We will continue to implement improvements in our manufacturing operations and reduce our selling, general and administrative expenses to help offset the reduced volume. We believe we are making the right decisions to position our business to emerge even stronger when the housing cycle rebounds."

Mr. Hershberger further commented, "We believe the current conditions in the building products market will prove to be challenging for everyone. We also believe we have the strategies in place to navigate through this near-term correction and will continue to manage our costs during this period and adjust accordingly. We remain confident that our core business model and operating strategy will continue to allow us to grow our business over the long-term and maintain our strong market position regardless of cyclical declines in housing demand."

                                Conference Call
                                ---------------


As previously announced, PGT will hold a conference call Thursday, February 22, 2007, at 10:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 866-700-0133 (U.S. and Canada) and 617-213-8831 (international). Refer to passcode 55197649. A replay of the call will be available beginning February 22, 2007 at 3:00 pm Eastern time through March 8, 2007. To access the replay, dial 888-286-8010 (U.S. and Canada) and 617-801-6888 (international) and refer to passcode 64496678. To access the webcast, go to www.pgtinc.com and click on "Investors". The online archive of the webcast will be available for approximately 14 days.

About PGT

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is also one of the largest window and door manufacturers in the United States. In its 26th year, the company employs approximately 2,300 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, Fla. and Salisbury, N.C. Sold through a network of over 1,300 independent distributors, the company's total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market, which includes the Caribbean, South America and Australia. PGT's product line includes PGT(R) Aluminum and Vinyl Windows and Doors; WinGuard(R) Impact-Resistant Windows and Doors; PGT(R) Architectural Systems; and Eze-Breeze(R) Sliding Panels. PGT Industries is a wholly owned subsidiary of PGT, Inc. (NASDAQ: PGTI).

                           Forward-looking Statements
                           --------------------------

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted. PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company's revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy. PGT, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s Form S-1 (File No. 333-132365) filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.


                                     # # #

CONTACT: PGT, Inc.
Jeffrey T. Jackson, 941-486-0100, ext. 22786
jjackson@pgtindustries.com
or
Lynda Williams, 941-486-0100, ext. 22334
lwilliams@ pgtindustries.com

                         Financial Schedules to Follow


                                                   PGT, INC. AND SUBSIDIARY
                                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (unaudited - dollars in thousands, except per share amounts)

                                                          Three Months Ended                       Year Ended
                                                   ---------------------------------    -----------------------------------
                                                    December 30,      December 31,       December 30,       December 31,
                                                        2006              2005               2006               2005
                                                   ----------------   --------------    ---------------    ----------------

Net sales                                              $    68,230        $  88,143         $  371,598          $  332,813
Cost of sales                                               48,565           54,348            229,867             209,475
                                                   ----------------   --------------    ---------------    ----------------
   Gross margin                                             19,665           33,795            141,731             123,338
Stock compensation expense related to dividend                   -              541             26,898               7,146
Write-off of trademak                                            -            7,200                  -               7,200
Selling, general and administrative expenses                19,015           24,116             87,370              83,634
                                                   ----------------   --------------    ---------------    ----------------
  Income from operations                                       650            1,938             27,463              25,358
Other expense (income), net                                    149            (276)              (178)               (286)
Interest expense                                             3,077            3,503             28,509              13,871
                                                   ----------------   --------------    ---------------    ----------------
  (Loss) income before income taxes                        (2,576)          (1,289)              (868)              11,773
Income tax (benefit) expense                                 (585)            (428)                101               3,910
                                                   ----------------   --------------    ---------------    ----------------
Net (loss) income                                      $   (1,991)        $   (861)         $    (969)          $    7,863
                                                   ================   ==============    ===============    ================

Basic net (loss) income per common share               $    (0.07)        $  (0.05)         $   (0.05)          $     0.50
Diluted net (loss) income per common and
   common equivalent share                             $    (0.07)        $  (0.05)         $   (0.05)          $     0.45
Weighted average common shares
  outstanding:
Basic                                                      26,995           15,730             21,204               15,723
Diluted                                                    26,995           15,730             21,204               17,299


                            PGT, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)


                                            December 30,      December 31,
                                                2006              2005
                                          ----------------  ----------------
ASSETS                                      (unaudited)
Current assets:
Cash and cash equivalents                     $    36,981        $    3,270
Accounts receivable, net                           25,244            45,193
Inventories                                        11,161            13,981
Deferred income taxes                               5,231             3,133
Other current assets                               13,041            11,360
                                          ----------------  ----------------
     Total current assets                          91,658            76,937

Property, plant and equipment, net                 78,802            65,508
Goodwill                                          169,648           169,648
Other intangible assets, net                      101,918           107,760
Other assets, net                                   1,968             5,700
                                          ----------------  ----------------
     Total assets                             $   443,994       $   425,553
                                          ================  ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses         $    20,883        $   31,137
Current portion of long-term debt                     420                 -
                                          ----------------  ----------------
     Total current liabilities                     21,303            31,137
Long-term debt                                    165,068           183,525
Deferred income taxes                              52,417            54,320
                                          ----------------  ----------------
     Total liabilities                            238,788           268,982
                                          ----------------  ----------------
Total shareholders' equity                        205,206           156,571
                                          ----------------  ----------------
Total liabilities and shareholders' equity    $   443,994       $   425,553
                                          ================  ================


                                      PGT, INC. AND SUBSIDIARY
               RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
               (unaudited - dollars and shares in thousands, except per share amounts)

                                                        Three Months Ended              Year Ended
                                                     --------------------------   --------------------------
                                                     December 30,  December 31,   December 30,  December 31
                                                        2006          2005           2006           2005
                                                     ------------  ------------   ------------  ------------

Reconciliation to Adjusted Net (Loss)
Income and Adjusted Net
(Loss) Income per pro forma share (1):
Net (loss) income                                    $     (1,991) $       (861)  $       (969) $      7,863
Reconciling items:
   Cash payment to stock option holders (2)                     -           541         26,898         7,146
   Write-off of Naturescape trademark (3)                       -         7,200              -         7,200
   Naturescape exit costs (3)                                   -           629              -           629
   Impairment of property held for sale (4)                 1,151             -          1,151             -
   Write-off of unamortized debt issuance costs
     in connection with the February 2006 refinancing
     and prepayment of debt in Q3 2006 (5)                      -             -          6,626             -
   Refinancing fees incurred in connection with
     September 2005 refinancing (6)                             -             -              -           404
   Prepayment penalty resulting from debt repayment
     in July 2006 and September 2005 (5)                        -             -          2,300           450
   Reduction in interest expense assuming February
     2006 debt refinancing and repayment of debt with
     IPO proceeds were completed at the beginning of
     each period (5)                                            -           187          6,355           (22)
   Management fee (7)                                           -           460          1,434         1,840
   Tax effect of reconciling items at 39%                    (449)       (3,517)       (17,458)       (6,882)
                                                     ------------  ------------   ------------  ------------
   Adjusted net (loss) income                        $     (1,289) $      4,639   $     26,337  $     18,627
                                                     ============  ============   ============  ============
Weighted average shares outstanding:
   Diluted shares                                          26,995        15,730         21,204        17,299
   Incremental shares for IPO (8)                               -        10,147          5,089        10,147
   Incremental shares for stock incentive awards (9)            -         1,800          1,799             -
                                                     ------------  ------------   ------------  ------------
Pro forma diluted shares                                   26,995        27,677         28,092        27,446
                                                     ============  ============   ============  ============
                                                     ------------  ------------   ------------  ------------
Adjusted net (loss) income per pro forma share -
diluted                                              $      (0.05) $       0.17   $       0.94  $       0.68
                                                     ============  ============   ============  ============
Reconciliation to EBITDA and Adjusted EBITDA:
Net (loss) income                                    $     (1,991) $       (861)  $       (969) $      7,863
Reconciling items:
   Depreciation and amortization expense                    4,133         4,147         15,613        15,524
   Interest expense                                         3,077         3,503         28,509        13,871
   Income tax (benefit) expense                              (585)         (428)           101         3,910
                                                     ------------  ------------   ------------  ------------
EBITDA                                                      4,634         6,361         43,254        41,168
Add:  Cash payment to stock option holders (2)                  -           541         26,898         7,146
      Write-off of Naturescape trademark (3)                    -         7,200              -         7,200
      Naturescape exit costs (3)                                -           629              -           629
      Impairment of Property held for sale (4)              1,151                        1,151
      Refinancing fees incurred in connection with
       September 2005 refinancing (6)                           -             -              -           404
      Management fee (7)                                        -           460          1,434         1,840
                                                     ------------  ------------   ------------  ------------
      Adjusted EBITDA                                $      5,785  $     15,191   $     72,737  $     58,387
                                                     ============  ============   ============  ============
      Adjusted EBITDA as percentage of sales                 8.5%         17.2%          19.6%         17.5%


(1)  The company has provided detailed explanations of its non-GAAP financial measures in its Form
     8-K filed February 21, 2006.

(2)  Represents cash payments made to stock option holders (including applicable payroll taxes) in lieu of adjusting exercise prices in conjunction with the payment of dividends to our shareholders. This amount is included as a separate line item in the consolidated statement of operations of which $5,069 and $21,829 related to cost of sales and selling, general and administrative expenses, respectively, for 2006, and $1,292 and $5,854 related to cost of sales and selling, general and administrative expenses, respectively, for 2005.

(3)  Represents a write-down of our NatureScape trademark in connection with the sale of this business and associated exit costs. The exit costs are included in selling, general and administrative expenses.

(4)  Represents a write-down of the value of the Lexington, North Carolina property which has been classified as an asset held for sale due to the relocation of our plant to Salisbury, North
     Carolina and related exit costs. These expenses are included in selling, general and administrative expenses.

(5)  This amount is included in interest expense.

(6)  This amount is included in selling, general and administrative expenses.

(7)  Represents management fees paid to our majority stockholder. Since consummating the initial public offering, these fees are no longer paid. The fees are included in selling, general and administrative expenses.

(8)  Represents incremental shares related to the company's IPO assuming 10,147 shares sold by the company (including the over-allotment option of 1,324 shares) were issued at the beginning of the respective periods.

(9)  Represents incremental shares for stock options that were excluded from the calculation of earnings per share for the fourth quarter of 2005 and for the year ended December 30, 2006 because their effect would have been anti-dilutive.
